UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2004

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23000 Euclid Avenue, Cleveland, OH		44117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	216-692-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2004, Park-Ohio Industries, Inc., the other loan parties party thereto, the lenders party thereto and Bank One, NA, as agent, entered into a First Amendment to the Amended and Restated Credit Agreement dated November 5, 2003 (the "Amendment"). The Amendment, among other things, increases the availability under the credit facility from $165 million to $185 million. The Amendment is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 4.1:

First Amendment dated September 30, 2004, to the Amended and Restated Credit Agreement, dated November 5, 2003, among Park-Ohio Industries, Inc., the other loan parties thereto, the lenders party thereto, Bank One, NA and Bank One Capital Markets Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp. (Registrant)

September 30, 2004	By:	Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary

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Exhibit Index

Exhibit No.	Description

EX-4.1	First Amendment dated September 30, 2004, to the Amended and Restated Credit Agreement, dated November 5, 2003, among Park-Ohio Industries, Inc., the other loan parties thereto, the lenders party thereto, Bank One, NA and Bank One Capital Markets Inc.